UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2014 (September 16, 2014)

W. R. GRACE & CO.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13953	65-0773649
(Commission File Number)	(IRS Employer Identification No.)

7500 Grace Drive
Columbia, Maryland	21044
(Address of Principal Executive Offices)	(Zip Code)

(410) 531-4000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

W. R. GRACE & CO.
FORM 8-K
CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2014, W. R. Grace & Co. (“Grace”), W. R. Grace & Co.—Conn., its wholly owned subsidiary (“Grace—Conn.” or the “Issuer”), and Alltech Associates, Inc. (“Alltech” and, together with Grace, the “Guarantors”), completed the sale of $1.0 billion of Notes in two tranches, consisting of $700 million aggregate principal amount of 5.125% Notes due 2021 and $300 million aggregate principal amount of 5.625% Notes due 2024 (together, the “New Notes”).

The New Notes were issued pursuant to an Indenture (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, each dated as of September 16, 2014 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Issuer, the Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the New Notes will be general unsecured obligations of the Issuer. Interest is payable on the New Notes on each April 1 and October 1, commencing April 1, 2015. The Issuer may redeem some or all of the New Notes at any time at a price equal to the greater of (i) 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date and (ii) the sum, as determined by an independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, in each case, accrued and unpaid interest to, but excluding, the date of redemption. The New Notes will mature on October 1, 2021 and October 1, 2024, respectively.

If a change of control occurs while the New Notes are rated below investment grade, or is followed by a below investment grade rating, subject to certain exceptions, each holder shall have the right to require that the Issuer repurchase all or a portion of such holder’s New Notes at a purchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, on the New Notes repurchased, but excluding, the date of repurchase.

The New Notes and guarantees are senior obligations of the Issuer and the Guarantors, respectively, and will rank equally with all of the existing and future unsubordinated obligations of the Issuer and the Guarantors, respectively. The Notes are effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to the debt and other liabilities of Grace’s non-guarantor subsidiaries.

The Indenture contains covenants that limit the Issuer’s and certain of its subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) create or incur liens on assets, (ii) enter into any sale and leaseback transaction and (iii) in the case of the Issuer, merge or consolidate with another company.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to discharge a final judgment for payment of $75 million or more (excluding any amounts covered by insurance of indemnities) rendered against the Issuer or any of its significant subsidiaries; and certain events of bankruptcy or insolvency. Generally, if any event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of New Notes may declare all the New Notes of such series to be due and payable immediately.

On September 18, 2014, the Issuer used a portion of the proceeds from the New Notes to terminate the Issuer’s obligations under the deferred payment agreement with the WRG Asbestos PI Trust (the “PI Trust”), dated February 3, 2014, for approximately $632 million on the terms and conditions set forth in the obligation termination agreement, dated August 1, 2014, by and among Grace, the Issuer and the PI Trust. The remaining proceeds from the New Notes will be used: (i) to partially fund the settlement of the warrant issued to the PI Trust; (ii) to repay amounts outstanding under the Issuer’s revolving credit facility; and (iii) for other general corporate purposes.

The descriptions of the Indenture and the New Notes herein are summaries and are qualified in their entirety by the terms of the Indenture and the New Notes. A copy of the Base Indenture is attached here to as

Exhibit 4.1 and is incorporated herein by reference. A copy of the Supplemental Indenture is attached hereto as Exhibit 4.2 and is incorporated herein by reference. A form of 5.125% Note due 2021 (which is included in Exhibit A-1 to the Supplemental Indenture) is attached hereto as Exhibit 4.3 and is incorporated herein by reference. A form of 5.625% Note due 2024 (which is included in Exhibit A-2 to the Supplemental Indenture) is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

The New Notes and the related guarantees issued in the offering were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be offered or sold absent registration or an applicable exemption from registration requirements.

Item 1.02	Termination of a Material Definitive Agreement.

The information provided concerning the termination of the Issuer’s obligations under the deferred payment agreement with the PI Trust and the settlement of the warrant issued to the PI Trust in “Item 1.01 Entry into a Material Definitive Agreement” are herein incorporated by reference.

Forward Looking Statements

This document contains, and our other public communications may contain, forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words "believes," "plans," "intends," "targets," "will," "expects," "suggests," "anticipates," "outlook," "continues" or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; budgets; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, we are subject to risks and uncertainties that could cause our actual results to differ materially from our projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions, including currency exchange rate changes; the cost and availability of raw materials and energy; the effectiveness of our research and development and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting our funded and unfunded pension obligations; our legal and environmental proceedings; costs of compliance with environmental regulation; and those factors set forth in our most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Our reported results should not be considered as an indication of our future performance. Readers are cautioned not to place undue reliance on our projections and forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly release any revisions to the projections and forward-looking statements contained in this document, or to update them to reflect events or circumstances occurring after the date of this document.

Item 9.01.	Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of September 16, 2014, by and among W. R. Grace & Co.—Conn., the guarantors party there to and Wilmington Trust, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of September 16, 2014, by and among W. R. Grace & Co.—Conn., the guarantors party there to and Wilmington Trust, National Association, as trustee.
4.3	Form of 5.125% Note due 2021 (included as Exhibit A-1 to Exhibit 4.2).
4.4	Form of 5.625% Note due 2024 (included as Exhibit A-2 to Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

W. R. GRACE & CO.
(Registrant)

	By	/s/ Michael W. Conron

Michael W. Conron
Assistant Secretary

Dated: September 19, 2014